Exhibit 10.1
AMENDMENT NO. 1
     THIS AMENDMENT NO. 1, dated as of May 12, 2010 (this “Amendment”), of that certain Credit Agreement referenced below is by and among HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation (the “Borrower”), the Lenders and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.
W I T N E S S E T H
     WHEREAS, a $550 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that Amended and Restated Credit Agreement dated as of September 30, 2009 (as amended and modified, the “Credit Agreement”), among the Borrower, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent;
     WHEREAS, the Borrower has requested certain modifications to the terms of the Credit Agreement; and
     WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Amendment to Credit Agreement. The defined term “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is amended to read as follows:
     “Consolidated EBITDA” means, for any period for the Consolidated Group, the sum of (a) net income attributable to common stockholders (or its equivalent) plus (b) to the extent deducted in determining net income attributable to common stockholders (or its equivalent), (i) Consolidated Interest Expense, (ii) the amount of income taxes (or minus the amount of tax benefits), (iii) depreciation and amortization, and (iv) expenses reducing net income attributable to common stockholders (or its equivalent) during such period which do not represent a cash expenditure in such period or any future period and minus all items increasing net income attributable to common stockholders (or its equivalent) during such period which do not represent a cash receipt in such period or in any future period, in each case on a consolidated basis determined in accordance with GAAP. Except as otherwise expressly provided, the applicable period shall be for the four (4) consecutive fiscal quarters ending as of the date of determination.
     2. Condition Precedent. This Amendment shall be effective immediately upon receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower and the Required Lenders.
     3. Effectiveness of Amendment. Upon satisfaction of the condition precedent set forth in Section 2 hereof, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
     4. Representations and Warranties; Defaults. The Borrower affirms the following:
     (a) all necessary action to authorize the execution, delivery and performance of this Amendment has been taken;
     (b) after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period); and
     (c) after giving effect to this Amendment, no Default or Event of Default shall exist.

     5. Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.
     6. Affirmation of Obligations. The Borrower (a) affirms all of its obligations under the Credit Documents and (b) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge their obligations under any Credit Document.
     7. Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.
     8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered.
     9. Amendment is a Credit Document. Each of the parties hereto hereby agrees that this Amendment is a Credit Document.
     10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
[Signatures on Following Pages]
     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	HEALTHCARE REALTY TRUST
INCORPORATED

	By: Name:	/s/ Scott W. Holmes Scott W. Holmes
	Title:	Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By: Name:	/s/ Amie L. Edwards Amie L. Edwards
	Title:	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as L/C Issuer, Swing Line Lender and as a Lender

	By: Name:	/s/ Amie L. Edwards Amie L. Edwards
	Title:	Senior Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
NEW YORK

	By: Name:	/s/ Thomas Randolph Thomas Randolph
	Title:	Managing Director

	By: Name:	/s/ David Christiansen David Christiansen
	Title:	Vice President

BARCLAYS BANK PLC

	By: Name:	/s/ Noam Azachi Noam Azachi
	Title:	Assistant Vice President

JPMORGAN CHASE BANK, N.A.

	By: Name:	/s/ Ralph Totoonchi Ralph Totoonchi
	Title:	Vice President

REGIONS BANK

By: Name:	/s/ Craig Gardella Craig Gardella
Title:	Senior Vice President

UBS AG STAMFORD BRANCH

By: Name:	/s/ Irja R. Otsa Irja R. Otsa
Title:	Associate Director

By: Name:	/s/ Mary E. Evans Mary E. Evans
Title:	Associate Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By: Name:	/s/ Andrew W. Hussion Andrew W. Hussion
Title:	Assistant Vice President

FIFTH THIRD BANK

By: Name:	/s/ John Stringfield John Stringfield
Title:	Vice President

SUNTRUST BANK

By: Name:	/s/ John Cappellari John Cappellari
Title:	Vice President

BANK OF MONTREAL

By: Name:	/s/ Aaron Lanski Aaron Lanski
Title:	Director

BANK OF NOVA SCOTIA

By: Name:	/s/ Karen L. Anillo Karen L. Anillo
Title:	Director

STATE BANK OF INDIA

By:
Name:
Title:

COMPASS BANK

By: Name:	Eric J. Paul Eric J. Paul
Title:	Senior Vice President

PINNACLE NATIONAL BANK

By: Name:	/s/ Todd Carter Todd Carter
Title:	Senior Vice President

AVENUE BANK

By: Name:	/s/ Carol S. Titus Carol S. Titus
Title:	Senior Vice President

CHANG HWA COMMERCIAL BANK, LTD., LOS ANGELES BRANCH

By:
Name:
Title: